UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 8, 2017
(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California 94538
(Address of principal executive offices, including zip code)

(949) 250-8888
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2017, Identiv, Inc. (the “Company”) entered into Loan and Security Agreements with East West Bank (“EWB”) and Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc. (collectively referred to as “VLL7 and VLL8”). The Loan and Security Agreement with EWB provides for a $10.0 million revolving loan facility (“Revolving Loan Facility”), and the Loan and Security Agreement with VLL7 and VLL8 provides for a term loan in the aggregate principal amount of $10.0 million (the “Term Loan”). In connection with the closing of both Loan and Security Agreements, the Company repaid all outstanding amounts under its Credit Agreement, dated March 31, 2014, as amended (the “Prior Loan Agreement”), with Opus Bank (the “Prior Lender”), as more fully described in Item 1.02 of this current report on Form 8-K.

The obligations of the Company under each of the Revolving Loan Facility and the Term Loan and Security Agreements are secured by substantially all assets of the Company.

The Revolving Loan Facility bears interest at prime rate plus 2.0% and matures and becomes due and payable on February 8, 2019. Interest is payable monthly beginning on March 1, 2017. The Company may voluntarily prepay amounts outstanding under the Revolving Loan Facility, without prepayment charges. In the event the Revolving Loan Facility is terminated prior to its maturity, the Company would be required to pay an early termination fee in the amount of 1.0% of the revolving line, and an additional cash early termination fee of 1.0% if terminated prior to February 8, 2018. Additional borrowing requests under the Revolving Loan Facility are subject to various customary conditions precedent, including satisfaction of a borrowing base test as more fully described in the Revolving Loan Facility.

The Term Loan matures on August 8, 2020. Payments under the Term Loan are interest-only for the first twelve months at a per annum rate of 12.5%, followed by principal and interest payments amortized over the remaining term of the Term Loan. If the Company elects to prepay the Term Loan before its maturity, all accrued and unpaid interest outstanding at the prepayment date together with all scheduled interest that would have accrued through the stated maturity of the Term Loan will be due and payable, provided that at any time after the Company has made at least twelve scheduled amortization payments of principal and interest on the Term Loan the Company shall only be required to pay 80% of the scheduled interest that would have accrued and been payable through the stated maturity of the Term Loan.

The Company is obligated to pay customary lender fees and expenses, including customary facility fees for credit facilities of this size and type in connection with the closing of the two facilities. An additional facility fee of $40,000 will be payable on February 8, 2018 in connection with the Revolving Loan Facility.

Each of the Revolving Loan Facility and the Term Loan contain customary representations and warranties and customary affirmative and negative covenants, including, limits or restrictions on the Company’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. The Revolving Loan Facility also contains various financial covenants as set forth in the Revolving Loan Facility, including but not limited to a liquidity covenant requiring the company to maintain at least $4.0 million of cash. In addition, each of the Revolving Loan Facility and the Term Loan contains customary events of default that entitle EWB or VLL7 and VLL8, as appropriate, to cause any or all of the Company’s indebtedness under the Revolving Loan Facility or the Term Loan, respectively, to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults. Upon the occurrence and during the continuance of an event of default, EWB and VLL7 and VLL8 may terminate their lending commitments and/or declare all or any part of the unpaid principal of all loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan and Security Agreements to be immediately due and payable.

The proceeds of the Term Loan and the initial draw under the Revolving Loan Facility, after payment of lender fees and expenses, were used to pay all outstanding amounts under the Prior Loan Agreement. The proceeds of any additional draws under the Revolving Loan Facility will be used for working capital and other general corporate purposes.

In connection with the Company’s entry into the Revolving Loan Facility and Term Loan, the Company issued to EWB a warrant (the “EWB Warrant”) to purchase up to 40,000 shares of the Company’s common stock at a per share exercise price of $3.64, and issued to each of VLL7 and VLL8 a warrant to purchase 290,000 shares of the Company’s common stock at a per share exercise price of $2.00 (the “VLL7 Warrant” and the “VLL8 Warrant,” respectively). Each of the EWB Warrant, the VLL7 Warrant and the VLL8 Warrant is immediately exercisable for cash or by net exercise and will expire five years after its issuance, or on February 8, 2022. The Company has granted registration rights on substantially similar terms given to the Prior Lender to the holders of each of the warrants. Also in connection with the transaction, the warrants to purchase 400,000 shares of common stock that were previously issued to Opus Bank were cancelled.

The foregoing descriptions of the Revolving Loan Facility, the Term Loan, the EWB Warrant, the VLL7 Warrant and the VLL8 Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, filed herewith as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3 respectively, and incorporated by reference into this Current Report on Form 8-K. The Term Loan is also qualified by reference to the full text of the supplement of terms thereto, filed herewith as Exhibit 10.5 and is incorporated by references into this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

Termination of Prior Loan Agreement

On February 10, 2017, the Company repaid all outstanding amounts under the Prior Loan Agreement, at which time the Company’s obligations under the Prior Loan Agreement immediately terminated. The Company paid to the Prior Lender approximately $18.3 million, consisting of the then outstanding principal balance, accrued but unpaid interest and other fees and expenses then due. In connection with the termination, the Prior Lender agreed to release its security interests in all collateral under the Prior Loan Agreement and the Company agreed to provide a general release of all claims related to the Prior Loan Agreement in favor of the Lender. In addition, the Company and the Prior Lender agreed to cancel and terminate all outstanding warrants previously issued to Prior Lender.

The material terms of the Prior Loan Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2014, and subsequent amendments thereto, are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 13, 2017, the Company issued a press release announcing certain preliminary financial results for its fourth quarter ended December 31, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Revolving Loan Facility and the Term Loan is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of the EWB Warrant, the VLL7 Warrant and the VLL8 Warrant is incorporated by reference into this Item 3.02.

None of the EWB Warrant, the VLL7 Warrant or the VLL8 Warrant have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The EWB Warrant, the VLL7 Warrant and the VLL8 Warrant were each issued in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Warrant issued to East West Bank.

4.2	Warrant issued to Venture Lending & Leasing VII, Inc.

4.3	Warrant issued to Venture Lending & Leasing VIII, Inc.

10.1	Loan and Security Agreement between the Company and East West Bank, dated February 8, 2017.

10.2	Loan and Security Agreement between the Company and Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc., dated February 8, 2017.

10.3	Supplement to the Loan and Security Agreement dated as of February 8, 2017 between the Company and Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc.

99.1	Press Release dated February 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

February 14, 2017	By:	/s/ Steven Finney
Steven Finney
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant issued to East West Bank.

4.2	Warrant issued to Venture Lending & Leasing VII, Inc.

4.3	Warrant issued to Venture Lending & Leasing VIII, Inc.

10.1	Loan and Security Agreement between the Company and East West Bank, dated February 8, 2017.

10.2	Loan and Security Agreement between the Company and Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc., dated February 8, 2017.

10.3	Supplement to the Loan and Security Agreement dated as of February 8, 2017 between the Company and Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc.

99.1	Press Release dated February 13, 2017.